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EXHIBIT 21.1

                    UNITED PAYORS & UNITED PROVIDERS, INC.
                             LIST OF SUBSIDIARIES


     The Company directly or indirectly owns the following subsidiaries:
     National Health Services, Inc. (a Wisconsin corporation)
     National Health Services of Mississippi, Inc. (a Mississippi corporation) Healthcare Review Corporation (a Kentucky corporation)
     Healthcare Review Corporation of Missouri, Inc. (a Missouri corporation) Healthcare Review Corporation of New York, Inc. (a New York corporation) Medical Network, Inc. (a Delaware corporation)
     NHS Coordinated Care, Inc. (a Nevada corporation)
     NHS Coordinated Care of Texas, Inc. (a Texas corporation)
     IM&I-NEWCO, Inc. (a Delaware corporation)
     America's Health Card Services, Inc. (an Iowa corporation)
     UP&UP, Inc. (a Maryland corporation)
     The Nation's Health Plan, Inc. (a Florida corporation)
     Health Plans of America, Inc. (a Maryland corporation)
     ProAmerica Managed Care, Inc. (a Texas corporation)